EXHIBIT 10.2

                           PURCHASE AND SALE AGREEMENT

                          AND JOINT ESCROW INSTRUCTIONS

                                      DATED

                                  MAY 11, 2006,

                                 BY AND BETWEEN

                                MORGANS GROUP LLC

                                    AS BUYER,

                                       AND

                       RED, WHITE AND BLUE PICTURES, INC.

                                    AS SELLER

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                                TABLE OF CONTENTS
                                                                            PAGE


1.   PURCHASE AND SALE.......................................................1

2.   PURCHASE PRICE..........................................................1
     2.1      Deposit........................................................1
     2.2      Balance........................................................2
     2.3      Adjustment for Prorations......................................2

3.   OPENING OF ESCROW.......................................................2

4.   PRE-EXECUTION ACTIONS...................................................2
     4.1      Due Diligence..................................................2
     4.2      Title..........................................................3

5.   DESCRIPTION OF PROPERTY.................................................3
     5.1      The Improvements...............................................3
     5.2      The Real Property..............................................4
     5.3      The Intangible Property........................................4

6.   CONDITIONS TO CLOSING...................................................4
     6.1      Buyer's Closing Conditions.....................................4
     6.2      Failure of Buyer's Closing Conditions..........................6
     6.3      Seller's Closing Conditions....................................6
     6.4      Failure of Seller's Closing Conditions.........................7

7.   CLOSING.................................................................7
     7.1      Closing Date...................................................7
     7.2      Deliveries by Seller...........................................7
     7.3      Deliveries by Buyer............................................9
     7.4      Actions by Escrow Agent........................................9
     7.5      Prorations....................................................10
     7.6      Closing Costs.................................................11
     7.7      Deliveries Outside of Escrow..................................11

8.   SELLER'S REPRESENTATIONS AND WARRANTIES................................12
     8.1      Due Organization..............................................12
     8.2      Seller's Authority; Validity of Agreements;
                Noncontravention............................................12
     8.3      Lease.........................................................12
     8.4      Service Contracts.............................................12
     8.5      Violations....................................................12
     8.6      Litigation....................................................12
     8.7      Condemnation..................................................13
     8.8      Foreign Person................................................13
     8.9      Environmental.................................................13
     8.10     Seller's Knowledge............................................13

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     8.11     No Other Representations or Warranties; Survival..............13

9.   BUYER'S REPRESENTATIONS AND WARRANTIES.................................13
     9.1      Due Organization..............................................13
     9.2      Buyer's Authority; Validity of Agreements.....................13
     9.3      Financing.....................................................14
     9.4      Survival......................................................14

10.  ADDITIONAL COVENANTS AND AGREEMENTS....................................15
     10.1     As-Is.........................................................15
     10.2     [Intentionally Omitted].......................................17
     10.3     Cross Termination.............................................17
     10.4     Interim Covenants.............................................17

11.  RISK OF LOSS...........................................................17
     11.1     Condemnation..................................................17
     11.2     Casualty......................................................18

12.  REMEDIES...............................................................18
     12.1     Seller's Liquidated Damages...................................18
     12.2     Buyer's Remedies..............................................19

13.  BROKERS................................................................20

14.  INDEMNIFICATION........................................................20
     14.1     Indemnification by Seller.....................................20
     14.2     Indemnification by Buyer......................................21
     14.3     Minimum Losses................................................21
     14.4     Maximum Indemnification.......................................21
     14.5     [Intentionally Omitted].......................................21
     14.6     Notice; Procedure for Third-Party Claims......................21
     14.7     Survival of Indemnity.........................................22
     14.8     No Consequential Damages......................................23
     14.9     No Double Recovery............................................23

15.  MISCELLANEOUS PROVISIONS...............................................23
     15.1     Governing Law.................................................23
     15.2     Entire Agreement..............................................23
     15.3     Amendment; Waiver.............................................23
     15.4     Notices.......................................................23
     15.5     Expenses......................................................25
     15.6     Assignment....................................................25
     15.7     Severability..................................................25
     15.8     Successors and Assigns; Third Parties.........................25
     15.9     Counterparts..................................................26
     15.10    Interpretation................................................26
     15.11    [Intentionally Omitted].......................................26

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     15.12    Further Assurances............................................26
     15.13    Number and Gender.............................................27
     15.14    Mutual Drafting...............................................27
     15.15    Exhibits......................................................27
     15.16    Attorneys' Fees...............................................27
     15.17    Business Days.................................................27
     15.18    Early Termination.............................................27
     15.19    Confidentiality...............................................27
     15.20    [Intentionally Omitted].......................................27
     15.21    Section 1031 Exchange.........................................27
     15.22    Arbitration...................................................28

ESCROW AGENT:...............................................................31

LIST OF EXHIBITS............................................................32

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                           PURCHASE AND SALE AGREEMENT
                          AND JOINT ESCROW INSTRUCTIONS


          THIS PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this "AGREEMENT") is made and entered into as of May 11, 2006 (the "EXECUTION DATE"), by and between MORGANS GROUP LLC, a Delaware limited liability company ("BUYER"), and RED, WHITE AND BLUE PICTURES, INC., a California corporation ("SELLER"), for the purpose of setting forth the agreement of the parties and of instructing CHICAGO TITLE AGENCY OF NEVADA, INC., a Nevada corporation ("ESCROW AGENT"), with respect to the transaction contemplated by this Agreement.

                                R E C I T A L S

          A. Seller is the owner of an undivided fee simple interest in that certain parcel of real property located at 4475 Paradise Road, in Paradise Township, County of Clark, State of Nevada, as more particularly described on EXHIBIT A attached hereto (the "LAND PARCEL"). The Land Parcel, together with the "Improvements," the balance of the "Real Property" and the "Intangible Property" (each as hereinafter defined), are sometimes collectively referred to herein as the "PROPERTY."

          B. Seller desires to sell, transfer and convey the Property to Buyer, and Buyer desires to purchase and acquire the Property from Seller, upon and subject to the terms and conditions set forth in this Agreement.

                                A G R E E M E N T

          NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby agree, and instruct Escrow Agent, as follows:

1. PURCHASE AND SALE. Subject to all of the terms and conditions of this Agreement, Seller agrees to sell, transfer and convey to Buyer, and Buyer agrees to purchase and acquire from Seller, Seller's right, title and interest in and to the Property, upon and subject to the terms and conditions set forth herein.

2. PURCHASE PRICE. The purchase price of the Property (the "PURCHASE PRICE") shall equal Twenty Million Dollars ($20,000,000.00), subject to adjustment as hereinafter provided. The Purchase Price shall be payable as follows:

          2.1 DEPOSIT. Concurrently with the "Opening of Escrow" (as hereinafter defined), Buyer shall deposit into "Escrow" (as hereinafter defined) the sum of One Million Five Hundred Thousand Dollars ($1,500,000.00) (which amount, together with any and all interest and dividends earned thereon, shall hereinafter be referred to as the "DEPOSIT"), by wire transfer of immediately available federal funds, pursuant to that

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certain Escrow Agreement, dated as of the date hereof, by and among Seller,
Merger Parent, Red, White and Blue Pictures, Inc., a California corporation, and the Escrow Agent (as amended from time to time, the "ESCROW AGREEMENT"). At the "Closing" (as hereinafter defined), the Deposit shall be credited against the Purchase Price and shall be paid to Seller. In the event that the sale of the Property is not consummated for any reason, then the Deposit shall be held and disbursed in accordance with the terms hereof and the Escrow Agreement. The Deposit shall be held in an interest bearing account and/or invested by the Escrow Agent in accordance with the Escrow Agreement and written instructions delivered pursuant thereto. Seller shall not be responsible for, nor shall Seller bear the risk of loss of, the Deposit and Seller shall not be responsible for the return thereof or the rate of return thereon.

          2.2 BALANCE. At the Closing, Buyer shall pay to Seller the balance of the Purchase Price over and above the Deposit, by wire transfer of immediately available federal funds, net of all prorations and adjustments as provided in Sections 2.3, 7.5 and 7.6.

          2.3 ADJUSTMENT FOR PRORATIONS. On the "Closing Date" (as hereinafter defined), Buyer shall receive as a credit against the Purchase Price an amount equal to the sum of all: (a) rentals already received by Seller attributable to the period from and after the Closing Date; and (b) the amount, if any, by which prorated amounts and "Closing Costs" (as hereinafter defined) allocated to Seller pursuant to Sections 7.5.1 and 7.6 hereof exceed prorated amounts and Closing Costs allocated to Buyer pursuant to Sections 7.5.1 and 7.6 hereof.

3. OPENING OF ESCROW. On or before the second (2nd) "Business Day" (as hereinafter defined) after the Execution Date, Buyer and Seller shall cause an escrow ("ESCROW") to be opened with Escrow Agent (the "OPENING OF ESCROW") by delivery to Escrow Agent of a fully executed copy of this Agreement. Escrow Agent shall promptly deliver to Buyer and Seller written notice of the date of the Opening of Escrow. This Agreement shall constitute escrow instructions to Escrow Agent as well as the agreement of the parties. Escrow Agent is hereby appointed and designated to act as Escrow Agent and instructed to deliver, pursuant to the terms of this Agreement, the documents and funds to be deposited into Escrow as herein provided. The parties hereto shall execute such additional escrow instructions (not inconsistent with this Agreement as determined by counsel for Buyer and Seller) as Escrow Agent shall deem reasonably necessary for its protection, including Escrow Agent's general provisions (as may be modified by Buyer, Seller and Escrow Agent). In the event of any inconsistency between the provisions of this Agreement and such additional escrow instructions, the provisions of this Agreement shall govern.

4. PRE-EXECUTION ACTIONS.

          4.1 DUE DILIGENCE. On or prior to the Execution Date, Buyer has (i) reviewed all contracts, documents, books, records and other materials relating to the Property that have been made available to Buyer by Seller or Seller's agents or representatives (collectively, the "PROPERTY DOCUMENTS") that it deems appropriate or

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necessary, and (ii) performed any inspections, investigations, studies and tests of the Property that it deems appropriate or necessary, and Buyer is satisfied with all of the foregoing. By its execution hereof, Buyer hereby accepts the Property in its present "AS IS, WHERE IS" condition "WITH ALL FAULTS," and acknowledges that it has been afforded the opportunity to make any and all inspections of the Property and such related matters as Buyer has desired and, accordingly, except as expressly set forth in Section 8 hereof, Buyer will rely solely on its own due diligence and investigations in purchasing the Property. Notwithstanding anything to the contrary contained herein, in the event that this Agreement terminates for any reason other than a default by Seller, as a condition to the release of the Deposit to Buyer if Buyer is otherwise entitled to such release under the terms of this Agreement, Buyer shall deliver to Seller copies of all third party reports, plans, studies, surveys and test results developed by or for Buyer relating to the Property.

          4.2 TITLE.


               4.2.1 TITLE DOCUMENTS. (a) Prior to the Execution Date, Seller has caused to be delivered to Buyer from Chicago Title Agency of Nevada, Inc., a Nevada corporation (in such capacity, "TITLE COMPANY") (i) a current preliminary title report for a standard coverage owner's policy of title insurance for the Real Property (the "PTR") and (ii) copies of all documents referenced as exceptions therein (collectively, the "UNDERLYING DOCUMENTS"). Seller shall deliver a current ALTA survey of the Real Property certified to Seller, Buyer, Buyer's lender and Title Company as promptly as practicable after the execution and delivery hereof (the "SURVEY"). In the event the Closing occurs, Buyer shall reimburse Seller for the cost of the Survey in lieu of the payment therefor as set forth in Section 7.6.4 below. The PTR and the Underlying Documents shall be collectively referred to herein as the "TITLE DOCUMENTS."

               (b) Buyer and Seller agree that in addition to that certain Lease Agreement, dated as of November 30, 1989, by and between Red White & Blue Pictures, Inc., a California corporation, and Hard Rock Cafe Investors Ltd. IX, a Nevada limited partnership (as amended, modified and assigned from time to time, the "LEASE"), all matters set forth on EXHIBIT B attached hereto shall be hereinafter referred to as "PERMITTED EXCEPTIONS"; PROVIDED, HOWEVER, in no event shall a deed of trust, mortgage or other voluntary monetary lien incurred by Seller be a Permitted Exception, and Seller (at Seller's cost) shall cause all such deeds of trust, mortgages and voluntary monetary liens incurred by Seller to be paid off and discharged of record at Closing.

               4.2.2 CONDITION OF TITLE AT CLOSING. Upon the Closing, Seller shall sell, transfer and convey to Buyer fee simple title to the Real Property by a duly executed and acknowledged grant bargain and sale deed in the form of EXHIBIT C attached hereto (the "DEED"), subject only to the Permitted Exceptions.

5. DESCRIPTION OF PROPERTY.

          5.1 THE IMPROVEMENTS. As used herein, the term "IMPROVEMENTS" shall mean, subject to and in accordance with the terms of the Lease, all of Seller's right, title and interest in and to all buildings, improvements, structures and fixtures now or

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hereafter located on or in the Land Parcel.

          5.2 THE REAL PROPERTY. As used herein, the term "REAL PROPERTY" shall mean, collectively, subject to and in accordance with the terms of the Lease, all of Seller's right, title and interest in and to: (a) the Land Parcel; (b) the Improvements; (c) all apparatus, equipment and appliances affixed to and used in connection with the operation or occupancy of the Land Parcel and/or any of the Improvements (such as heating, air conditioning or mechanical systems and facilities used to provide any utility services, refrigeration, ventilation, waste disposal or other services) and now or hereafter located on or in the Land Parcel and/or any of the Improvements; and (d) all of Seller's rights, benefits, entitlements, privileges and easements appurtenant to or used in connection with the Land Parcel and/or any of the Improvements, including, without limitation, all minerals, oil, gas and other hydrocarbon substances, all development rights, air rights, water, water rights and water stock relating to the Land Parcel, all strips and gores, streets, alleys, easements, rights-of-way, public ways, or other rights of Seller appurtenant, adjacent or connected to the Land Parcel.

          5.3 THE INTANGIBLE PROPERTY. As used herein, the term "INTANGIBLE PROPERTY" shall mean all of Seller's right, title and interest in and to that certain intangible property owned by Seller and used by Seller exclusively in connection with all or any portion of the Real Property, including, without limitation, all of Seller's right, title and interest, if any, in and to: (a) the Lease, all books, records, reports, test results, environmental assessments, if any, as-built plans, specifications and other similar documents and materials relating to the use, operation, maintenance, repair, construction or fabrication of all or any portion of the Real Property; (b) all transferable business licenses, architectural, site, landscaping or other permits, applications, approvals, authorizations and other entitlements of Seller affecting any portion of the Real Property; and (c) all transferable guarantees, warranties and utility contracts of Seller relating to all or any portion of the Real Property.

6. CONDITIONS TO CLOSING.

          6.1 BUYER'S CLOSING CONDITIONS. The obligation of Buyer to complete the transaction contemplated by this Agreement is subject to the following conditions precedent (and conditions concurrent, with respect to deliveries to be made by the parties at the Closing) (the "BUYER'S CLOSING CONDITIONS"), which conditions may be waived, or the time for satisfaction thereof extended, by Buyer only in a writing executed by Buyer (provided, however, that Buyer's acceptance of the Deed shall be deemed to be a waiver of any unsatisfied conditions regardless of whether Buyer executes a separate written instrument to that effect at the Closing):

               6.1.1 TITLE. Title Company shall be prepared and irrevocably committed to issue to Buyer (with an effective date not earlier than the Closing
Date), a standard coverage owner's policy of title insurance in favor of Buyer for the Real Property (a) showing fee title to the Real Property vested in Buyer, (b) with liability coverage in an amount equal to the Purchase Price, (c) with those endorsements reasonably requested by Buyer (provided that such endorsements are available in the

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State of Nevada and are paid for by Buyer in accordance with the terms hereof)
and (d) containing no exceptions other than the Permitted Exceptions (the "Owner's Title Policy").

               6.1.2 SELLER'S DUE PERFORMANCE. All of the representations and warranties of Seller set forth in this Agreement shall be true, correct and complete in all material respects as of the Closing Date (except for representations and warranties made as of a specified date set forth in the applicable representation or warranty, which shall be true and complete in all material respects as of such date), except where the failure of such representations and warranties to be so true and correct in all material respects (without giving effect to any limitation as to "materiality" or material adverse effect) would not reasonably be expected to have a material adverse effect on the value of Property. Seller, on or prior to the Closing Date, shall have complied with and/or performed in all material respects all of the obligations, covenants and agreements required on the part of Seller to be complied with or performed pursuant to the terms of this Agreement..

               6.1.3 PHYSICAL CONDITION OF PROPERTY. Subject to the terms of
Section 11 hereof, the physical condition of the Property shall be substantially the same on the Closing Date as on the Execution Date, except for reasonable wear and tear and any damages due to any act of Buyer or Buyer's representatives.

               6.1.4 BANKRUPTCY. No action or proceeding shall have been commenced by or against Seller under the federal bankruptcy code or any state law for the relief of debtors or for the enforcement of the rights of creditors, and no attachment, execution, lien or levy shall have attached to or been issued with respect to Seller's interest in the Property or any portion thereof.

               6.1.5 DELIVERIES. Seller shall have delivered to Escrow Agent or Buyer, as the case may be, such documents or instruments as are required to be delivered by Seller pursuant to the terms of this Agreement.

               6.1.6 OTHER TRANSACTION CLOSINGS. All conditions to each of the Other Transaction Closings shall have been satisfied or, if permissible, waived by the party entitled to make such a waiver, and each of the Other Transaction Closings shall occur simultaneously with the Closing. For purposes hereof, "OTHER TRANSACTION CLOSINGS" shall mean (i) the "Closing," as such term is defined in Section 1.3 of the Agreement and Plan of Merger, dated as of the date hereof (the "MERGER AGREEMENT"), by and among Hard Rock Hotel, Inc., a Nevada corporation ("HRH"), Morgans Hotel Group Co., a Delaware corporation ("MERGER PARENT"), and MHG HR Acquisition Corp., a Nevada corporation, (ii) the "Closing," as such term is defined in Section 7.1 of the Purchase and Sale Agreement and Joint Escrow Instructions, dated as of the date hereof (the "PMR ASSET PURCHASE AGREEMENT"), by and between PM Realty, LLC, a Nevada limited-liability company, and Buyer, (iii), the execution of the Trademark Agreement, to be dated as of the Closing, by and between Peter A. Morton and HRH (the "TRADEMARK AGREEMENT"), (iv) the execution of the License Agreement, to be dated as of the Closing, by and between Peter A. Morton and Merger Parent (the "LICENSE AGREEMENT"), and (v)

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the execution of the "Morton Trademark Assignment" (as defined in the Merger
Agreement) (the "MORTON TRADEMARK ASSIGNMENT" and, together with the Merger Agreement, the PMR Asset Purchase Agreement and the License Agreement, the "OTHER TRANSACTION AGREEMENTS").

          6.2 FAILURE OF BUYER'S CLOSING CONDITIONS. If any of Buyer's Closing Conditions have not been fulfilled on or prior to the "Outside Closing Date" (as defined herein), Buyer may:

               6.2.1 waive any such unfulfilled Buyer's Closing Condition and close Escrow in accordance with this Agreement, without adjustment or abatement of the Purchase Price; or

               6.2.2 terminate this Agreement by written notice to Seller and Escrow Agent, in which event (1)(a) Escrow Agent shall return the Deposit to Buyer, (b) Escrow Agent shall return all other documents, instruments and funds delivered into Escrow to the party that delivered the same into Escrow, (c) to the extent that the failure of any applicable Buyer's Closing Condition is not caused by a Seller default, Seller and Buyer shall each pay fifty percent (50%) of the cancellation charges of Title Company and Escrow Agent, if any, and (d) to the extent that the failure of any applicable Buyer's Closing Condition is caused by a Seller default, the Deposit shall be liquidated damages, and Buyer's sole and exclusive remedy hereunder in accordance with the terms of Section 12.2 hereof.

          6.3 SELLER'S CLOSING CONDITIONS. The obligation of Seller to complete the transaction contemplated by this Agreement is subject to the following conditions precedent (and conditions concurrent, with respect to deliveries to be made by the parties at the Closing) (the "SELLER'S CLOSING CONDITIONS"), which conditions may be waived, or the time for satisfaction thereof extended, by Seller only in a writing executed by Seller:

               6.3.1 BUYER'S DUE PERFORMANCE. All of the representations and warranties of Buyer set forth in this Agreement shall be true, correct and complete in all material respects as of the Closing Date, and Buyer, on or prior to the Closing Date, shall have complied with and/or performed in all material respects all of the obligations, covenants and agreements required on the part of Buyer to be complied with or performed pursuant to the terms of this Agreement.

               6.3.2 BANKRUPTCY. No action or proceeding shall have been commenced by or against Buyer under the federal bankruptcy code or any state law for the relief of debtors or for the enforcement of the rights of creditors.

               6.3.3 DELIVERIES. Buyer shall have delivered to Escrow Agent or Seller, as the case may be, such documents or instruments as are required to be delivered by Buyer pursuant to the terms of this Agreement.

               6.3.4 OTHER TRANSACTION CLOSINGS. All conditions to each of the Other Transaction Closings shall have been satisfied or, if permissible, waived by the

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party entitled to make such a waiver, and each of the Other Transaction
Closings shall occur simultaneously with the Closing.

          6.4 FAILURE OF SELLER'S CLOSING CONDITIONS. If any of the Seller's Closing Conditions have not been fulfilled on or prior to the Outside Closing Date, Seller may:

               6.4.1 waive any such unfulfilled Seller's Closing Condition and close Escrow in accordance with this Agreement, without adjustment or abatement of the Purchase Price; or

               6.4.2 terminate this Agreement by written notice to Buyer and Escrow Agent, in which event (a) Escrow Agent shall deliver the Deposit to Seller (which Seller shall retain as liquidated damages, as its sole and exclusive remedy hereunder, in accordance with the terms of Section 12.1 hereof); provided, however, that if Seller or any of the other parties to the Other Transaction Agreements (other than Buyer, Merger Parent or the Escrow Agent) has breached or failed to perform in any material respect its obligations or satisfy the conditions under any of the Other Transaction Agreements, then Seller shall not be entitled to retain the Deposit and, in such case, Escrow Agent shall return the Deposit to Buyer (which shall be liquidated damages, and Buyer's sole and exclusive remedy hereunder, in accordance with the terms of
Section 12.2 hereof), (b) Escrow Agent shall return all other documents, instruments and funds delivered into Escrow to the party that delivered the same into Escrow and (c) to the extent that the failure of any applicable Seller's Closing Condition is not caused by a Buyer default, Seller and Buyer shall each pay fifty percent (50%) of the cancellation charges of Title Company and Escrow Agent, if any.

7. CLOSING.

          7.1 CLOSING DATE. Subject to the provisions of this Agreement, the Closing shall take place at a time and on a date specified by the parties, which shall be no later than the fifth Business Day after satisfaction or waiver of the conditions set forth in Sections 6.1 and 6.3 (other than those conditions, including the occurrence of the Other Transaction Closings, that by their nature are to be satisfied at the Closing, but subject to fulfillment or waiver of those conditions, it being the intention of Buyer and Seller that the Closing and Other Transaction Closings occur concurrently) at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019-6150, or at such other time, date, or place as agreed to in writing by the parties hereto. As used herein, the following terms shall have the following meanings: (a) the "CLOSING" shall mean the recordation of the Deed in the official records of Clark County, Nevada (the "OFFICIAL RECORDS"); (b) the "CLOSING DATE" shall mean the date upon which the Closing actually occurs; and (c) the "OUTSIDE CLOSING DATE" shall mean (i) the earlier of (x) seven (7) Business Days following Merger Parent's receipt of Gaming Approvals (as such term is defined in the Merger Agreement) and (y) February 11, 2007 or (ii) such later date as is agreed to by Seller.

          7.2 DELIVERIES BY SELLER. On or before the Closing Date, Seller, at its sole cost and expense, shall deliver or cause to be delivered into Escrow the following

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documents and instruments, each dated as of the Closing Date, in addition to all other items and payments required by this Agreement to be delivered by Seller at the Closing:

               7.2.1 DEED. The original executed and acknowledged Deed conveying the Real Property to Buyer;


               7.2.2 NON-FOREIGN AFFIDAVIT. The original executed non-foreign affidavit in the form of EXHIBIT D attached hereto (the "NON-FOREIGN AFFIDAVIT");

               7.2.3 ASSIGNMENT OF LEASES. Four (4) original executed counterparts of an assignment and assumption of lease in the form of EXHIBIT E attached hereto (the "ASSIGNMENT OF LEASE"), pursuant to which Seller shall assign all of its rights and remedies under the Lease (including, without limitation, its right to any prepaid rent) to Buyer, and Buyer shall assume the obligations of Seller with respect thereto arising from and after the Closing Date;

               7.2.4 BILL OF SALE. Four (4) original executed counterparts of a bill of sale, assignment and assumption in the form of EXHIBIT F attached hereto (the "BILL OF SALE"), pursuant to which Seller shall transfer to Buyer (and Buyer shall assume Seller's obligations arising from and after the Closing Date, if any, with respect to) all of the Intangible Property (other than the Lease), in each case free of all liens and encumbrances (other than the Permitted Exceptions);

               7.2.5 PROOF OF AUTHORITY. Such proof of Seller's authority and authorization to enter into this Agreement and the transaction contemplated hereby, and such proof of the power and authority of the individual(s) executing or delivering any instruments, documents or certificates on behalf of Seller to act for and bind Seller as may be reasonably required by Title Company or Buyer; and

               7.2.6 LEASE. An original or, if the original is unavailable, a copy, of the Lease then in effect, to the extent same are in Seller's possession;

               7.2.7 PLANS. Originals or, if originals are unavailable, copies of plans and specifications, technical manuals and similar materials for the Improvements, to the extent same are in Seller's possession;

               7.2.8 BOOKS AND RECORDS; PERMITS. Originals or, if originals are unavailable, copies, of all books, records, permits and licenses relating to the operation, maintenance and repair of the Property during Seller's ownership thereof to the extent same are in Seller's possession;

               7.2.9 TITLE AFFIDAVITS. Any other affidavit, document or instrument expressly required to be delivered by Seller pursuant to the terms of this Agreement, or that is reasonable and customary to be required by the Title Company in connection with the issuance of the Owner's Title Policy; and

               7.2.10 OTHER. Such other documents and instruments, signed and properly acknowledged by Seller, if appropriate, as may be reasonably required by

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Buyer, Title Company, Escrow Agent or otherwise in order to effectuate the provisions of this Agreement and the Closing of the transaction contemplated herein, including without limitation, a declaration of value form prepared by the Escrow Agent with respect to the Real Property.

          7.3 DELIVERIES BY BUYER. On or before the Closing Date, Buyer, at its sole cost and expense, shall deliver or cause to be delivered into Escrow the following funds, documents and instruments, each dated as of the Closing Date, in addition to all other items and payments required by this Agreement to be delivered by Buyer at the Closing:

               7.3.1 PURCHASE PRICE. Cash in an amount equal to the sum of the Purchase Price and all of the Buyer's Closing Costs (and otherwise sufficient to close the transaction contemplated herein);

               7.3.2 ASSIGNMENT OF LEASE. Four (4) original executed counterparts of the Assignment of Lease;


               7.3.3 BILL OF SALE. Four (4) original executed counterparts of the Bill of Sale;


               7.3.4 PROOF OF AUTHORITY. Such proof of Buyer's authority and authorization to enter into this Agreement and the transaction contemplated hereby, and such proof of the power and authority of the individual(s) executing or delivering any instruments, documents or certificates on behalf of Buyer to act for and bind Buyer as may be reasonably required by Title Company or Seller; and

               7.3.5 OTHER. Such other documents and instruments, signed and properly acknowledged by Buyer, if appropriate, as may reasonably be required by Seller, Title Company, Escrow Agent or otherwise in order to effectuate the provisions of this Agreement and the Closing of the transaction contemplated herein, including without limitation, a declaration of value form prepared by the Escrow Agent with respect to the Real Property.

          7.4 ACTIONS BY ESCROW AGENT. Provided that Escrow Agent shall not have received written notice from Buyer or Seller of (a) the failure of any condition to the Closing or of the termination of the Escrow and this Agreement or (b) the termination of any Other Transaction Agreement, when Buyer and Seller have deposited into Escrow the documents and funds required by this Agreement and Title Company is irrevocably and unconditionally committed to issue the Owner's Title Policy in accordance with the terms hereof, and the Escrow Agent has been informed that the conditions to the "Closings" under the Other Transaction Agreements are being satisfied concurrently with the Closing, Escrow Agent shall, in the order and manner herein below indicated, take the following actions:

               7.4.1 RECORDING. Cause the Deed and any other documents which the parties hereto may mutually direct to be recorded in the Official Records and obtain conformed copies thereof for distribution to Buyer and Seller;

               7.4.2 FUNDS. Disburse all funds as follows:

                    7.4.2.1 pursuant to the "Closing Statement" (as hereinafter defined), retain for Escrow Agent's own account all escrow fees and costs, disburse to Title Company the fees and expenses incurred in connection with the issuance of the Owner's Title Policy and disburse to any other persons or entities entitled thereto the amount of any other Closing Costs;

                    7.4.2.2 disburse to Seller an amount equal to the Purchase Price, less or plus the net debit or credit to Seller by reason of the prorations and allocations of Closing Costs provided for herein; and

                    7.4.2.3 disburse to the party who deposited the same any remaining funds in the possession of Escrow Agent after payments pursuant to Sections 7.4.1.1 and 7.4.1.2 above have been completed; and

               7.4.3 DELIVERY OF DOCUMENTS. Deliver: (a) to Seller (i) two originals of all documents deposited into Escrow (other than the Deed and the Non-Foreign Affidavit), (ii) one copy of the Non-Foreign Affidavit and (iii) one conformed copy of each document recorded pursuant to the terms hereof; and (b) to Buyer, (i) two originals of all documents deposited into Escrow (other than the Deed and the Non-Foreign Affidavit), (ii) the original Deed, (iii) the original Non-Foreign Affidavit and (iv) one conformed copy of each document recorded pursuant to the terms hereof.

               7.4.4 OWNER'S TITLE POLICY. Cause Title Company to issue to Buyer the Owner's Title Policy.

          7.5 PRORATIONS.

               7.5.2 Rentals, revenues, and other income, if any, from the Property, taxes, assessments, improvement bonds, service contract fees, utility costs, and other expenses affecting the Property shall be prorated between Buyer and Seller as of the Closing Date based on a 365 day year. For purposes of calculating prorations, Buyer shall be deemed to be title holder of the Property, and therefore entitled to the income and responsible for the expenses, after 12:01 a.m. Pacific Standard Time on the Closing Date. Delinquent rentals as of the Closing Date shall not be prorated, but when paid to Buyer shall be delivered by Buyer to Seller, net of Buyer's reasonable collection costs. After the Closing, Buyer shall use commercially reasonable efforts to collect delinquent rentals on behalf of Seller, provided that Buyer shall have no obligation to commence any action or proceeding to collect any delinquent rent. All non-delinquent real estate taxes or assessments on the Property shall be prorated based on the actual current tax bill, but if such tax bill has not yet been received by Seller by the Closing Date or if supplemental taxes are assessed after the Closing for the period prior to the Closing, the parties shall make any necessary adjustment after the Closing by cash payment to the party entitled thereto so that Seller shall have borne all real property taxes, including all supplemental taxes, allocable to the period prior to the Closing and Buyer shall bear all real property taxes, including all supplemental taxes, allocable to the period from and after the Closing.

If any expenses attributable to the Property and allocable to the period prior to the Closing are discovered or billed after the Closing, the parties shall make any necessary adjustment after the Closing by cash payment to the party entitled thereto so that Seller shall have borne all expenses allocable to the period prior to the Closing and Buyer shall bear all expenses allocable to the period from and after the Closing. Upon the Closing, Buyer assumes all expenses and real property taxes, including all supplemental taxes, allocable to the period from and after the Closing. The provisions of this Section 7.5.1 shall survive the Closing.

               7.5.3 Five (5) Business Days prior to the Closing Date, Escrow Agent shall deliver to each of the parties for their review and approval a preliminary closing statement (the "PRELIMINARY CLOSING STATEMENT") setting forth: (a) the proration amounts allocable to each of the parties pursuant to
Section 7.5 hereof; and (b) the Closing Costs allocable to each of the parties pursuant to Section 7.6 hereof. Based on each of the party's comments, if any, regarding the Preliminary Closing Statement, Escrow Agent shall revise the Preliminary Closing Statement and deliver the final version of a closing statement to each of the parties. Each of the parties shall execute and deliver counterparts of the final version of a closing statement at the Closing (the "CLOSING STATEMENT"), and Escrow Agent shall deliver a fully executed counterpart thereof to each party.

          7.6 CLOSING COSTS. Each party shall pay its own costs and expenses arising in connection with the Closing (including, without limitation, its own attorneys' and advisors' fees, charges and disbursements), except the following costs (the "CLOSING COSTS"), which shall be allocated between the parties as follows:

               7.6.1 all documentary transfer, stamp, sales and other taxes related to the transfer of the Property, which shall be paid by Buyer;

               7.6.2 Escrow Agent's escrow fees and costs, which shall be paid one-half (1/2) by Seller and one-half (1/2) by Buyer;

               7.6.3 the cost of the premium for a CLTA Owner's Title Policy, which shall be paid by Seller;

               7.6.4 the cost of the Survey, the difference of the cost of the premium between a CLTA owner's title policy and ALTA owner's title policy, and the cost of any endorsements to the Owner's Title Policy, which shall be paid by Buyer; and

               7.6.5 all recording fees, which shall be paid by Buyer.

          7.7 DELIVERIES OUTSIDE OF ESCROW. Seller shall deliver possession of the Property, subject only to the Lease and the other Permitted Exceptions, to Buyer upon the Closing. Further, Seller hereby covenants and agrees to deliver to Buyer, on or prior to the Closing, the following items:

               7.7.1 INTANGIBLE PROPERTY. The Intangible Property, including, without limitation, the original Property Documents.

               7.7.2 NOTICE TO TENANT. A letter dated as of the Closing Date and addressed to the tenant under the Lease, informing such tenant of the transfer of the Property and the assignment of the Lease to Buyer, together with an instruction to pay all amounts due or to become due under the Lease to Buyer. SELLER'S REPRESENTATIONS AND WARRANTIES. Seller represents and warrants to and agrees with Buyer, as of the Execution Date and as of the Closing Date, as follows:

          8.1 DUE ORGANIZATION. Seller is a corporation duly incorporated and existing in good standing under the laws of the State of California.

          8.2 SELLER'S AUTHORITY; VALIDITY OF AGREEMENTS; NONCONTRAVENTION. Seller has full right, power and authority to sell the Property to Buyer as provided in this Agreement and to carry out its obligations hereunder. The individual(s) executing this Agreement and the instruments referenced herein on behalf of Seller have the legal power, right and actual authority to bind Seller to the terms hereof and thereof. This Agreement is, and all other instruments, documents and agreements to be executed and delivered by Seller in connection with this Agreement shall be, duly authorized, executed and delivered by Seller and shall be valid, binding and enforceable obligations of Seller (except as enforcement may be limited by bankruptcy, insolvency or similar laws). Neither the execution and delivery of this Agreement nor its performance by Seller will
(i) result in the breach of any material contract or agreement to which Seller is a party or by which the Property is bound or (ii) violate any law applicable to the Seller. No approvals, consents, authorizations, declarations, registrations or notices of or to any governmental authority that have not been received or made on or prior to the Closing Date are required by or with respect to Seller in connection with the consummation by Seller of the transactions contemplated hereby.

          8.3 LEASE. Other than the Lease (together with all amendments, modifications and guarantees thereof), Seller has not directly entered into any leases or subleases of the Property. Seller has not delivered or received any written notice of, and to Seller's Knowledge, there are no, material defaults under, the Lease.

          8.4 SERVICE CONTRACTS. Neither Seller nor any of its agents has executed any service, maintenance, repair, management, supply or other contracts (including, without limitation, any service contracts) affecting the Property which would be binding on Buyer subsequent to the Closing.

          8.5 VIOLATIONS. Seller has not received any written notice of, and to Seller's Knowledge, there are no, material violations of any laws, ordinances, orders or requirements of any governmental authority, agency or officer having jurisdiction over or affecting the Property, which have not previously been complied with.

          8.6 LITIGATION. There are (a) no actions, investigations, suits or proceedings (other than tax appeals or protests) pending or to Seller's Knowledge threatened in writing against Seller that if adversely decided would have, or are reasonably likely to have, a material adverse effect on the value of Property, or the ownership or operation thereof, and (b) no judgments, orders, awards or decrees currently in effect against Seller with respect to the ownership or operation of the Property which have not been fully discharged prior to the Execution Date; PROVIDED, HOWEVER, in no event shall this representation be deemed to be untrue, incorrect or incomplete in any respect if the subject of any of the foregoing matters would be an "Indemnified Claim" (as such term is defined in that certain Indemnification Agreement, dated as of that date hereof, by and among Morgan Hotel Group Co., a Delaware corporation, and Peter A. Morton, an individual).

          8.7 CONDEMNATION. As of the date hereof, there are no pending proceedings or, to Seller's Knowledge, proceedings threatened in writing by applicable governmental authority, to condemn all or any portion of the Property by eminent domain proceedings or otherwise.

          8.8 FOREIGN PERSON. Seller is not a "foreign person" as defined in
Section 1445 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

          8.9 ENVIRONMENTAL. To Seller's Knowledge, except as would not result in a material adverse effect, Seller has not received any written notice or claim from any governmental authority or third party alleging that Seller is not in compliance with any applicable federal, state and local laws governing pollution or the protection of the environment.

          8.10 SELLER'S KNOWLEDGE. As used herein, the term "SELLER'S KNOWLEDGE" shall mean the actual knowledge of Peter A. Morton or Brian Ogaz; and the knowledge of no other person shall be imputed to any such individual.

          8.11 NO OTHER REPRESENTATIONS OR WARRANTIES; SURVIVAL. Other than the representations and warranties expressly set forth in this Section 8, Seller shall not be deemed to have made any other representation or warranty in connection with this Agreement or the transactions contemplated hereby and no other person (including any officer, director, employee, stockholder, or Affiliate of Seller) shall be deemed to have made any representation or warranty in connection with this Agreement or the transactions contemplated hereby. The representations and warranties of Seller set forth in this Agreement shall survive until the first anniversary of Closing Date (the "EXPIRATION DATE").

9. BUYER'S REPRESENTATIONS AND WARRANTIES.

          Buyer represents and warrants to Seller, as of the Execution Date and as of the Closing Date, as follows:

          9.1 DUE ORGANIZATION. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

          9.2 BUYER'S AUTHORITY; VALIDITY OF AGREEMENTS. Buyer has full right, power and authority to purchase and acquire the Property from Seller as provided in this Agreement and to carry out its obligations hereunder. The individual(s) executing this

Agreement and the instruments referenced herein on behalf of Buyer have the legal power, right and actual authority to bind Buyer to the terms hereof and thereof. This Agreement is, and all instruments, documents and agreements to be executed and delivered by Buyer in connection with this Agreement shall be, duly authorized, executed and delivered by Buyer and shall be valid, binding and enforceable obligations of Buyer (except as enforcement may be limited by bankruptcy, insolvency or similar laws) and do not, and as of the Closing Date will not, violate any provision of any agreement or judicial order to which Buyer is a party or to which Buyer is subject.

          9.3 FINANCING. Buyer has obtained written commitments (the "FINANCING COMMITMENTS") for any and all financing (whether equity financing, debt financing or otherwise) necessary to pay the Purchase Price and all fees, costs and expenses relating to the transactions contemplated by this Agreement (the "FINANCING"). Buyer has provided true, accurate and complete copies of the Financing Commitments to Seller, and Buyer has paid all commitment fees and any other fees and amounts due under the Financing Commitments at or prior to the date hereof. None of the Financing Commitments has been amended, modified or terminated, and the respective commitments contained in the Financing Commitments have not been withdrawn or rescinded in any respect in any way materially adverse to Seller. The Financing Commitments are in full force and effect and no event has occurred which, with or without notice, lapse of time (other than the expiration of the term thereof) or both, would constitute a default on the part of Buyer under any of the Financing Commitments. There are no conditions precedent or other contingencies related to the funding of the full amount of the Financing, other than as set forth in or contemplated by the Financing Commitments. The aggregate proceeds to be disbursed pursuant to the agreements contemplated by the Financing Commitments, together with Buyer's cash and cash equivalents, will be sufficient for Buyer to pay the Purchase Price and all fees, costs and expenses related to the transactions contemplated by this Agreement. Buyer has no reason to believe that any of the conditions to the Financing contemplated by the Financing Commitments will not be satisfied or that Buyer will not receive the proceeds of the Financing on or prior the Closing Date.

          9.4 SURVIVAL Other than the representations and warranties expressly set forth in this Section 9, Buyer shall not be deemed to have made any other representation or warranty in connection with this Agreement or the transactions contemplated hereby and no other person (including any officer, director, employee, stockholder, or Affiliate of Buyer) shall be deemed to have made any representation or warranty in connection with this Agreement or the transactions contemplated hereby. The representations and warranties of Buyer set forth in this Section 9 shall survive the delivery of the Deed and the Closing for twelve
(12) months following the Closing Date. Each such representation and warranty shall automatically be null and void and of no further force and effect on the date that is twelve (12) months after the Closing Date, and Seller shall not be entitled to commence an action or proceeding claiming breach of any such representation or warranty by Buyer at any time subsequent to such date that is twelve (12) months after the Closing Date.

10. ADDITIONAL COVENANTS AND AGREEMENTS.

          10.1 AS-IS. THE PARTIES HEREBY ACKNOWLEDGE AND AGREE AS FOLLOWS: (A) BUYER IS A SOPHISTICATED PURCHASER WHO IS FAMILIAR WITH THIS TYPE OF PROPERTY; AND (B) EXCEPT AS MAY BE SPECIFICALLY SET FORTH IN THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, IN SECTION 8 HEREOF, NEITHER SELLER NOR ANY OF ITS AGENTS, REPRESENTATIVES, BROKERS, OFFICERS, DIRECTORS, SHAREHOLDERS, OR EMPLOYEES HAS MADE OR WILL MAKE ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY. THE PROPERTY IS BEING SOLD TO BUYER IN ITS PRESENT "AS IS, WHERE IS" CONDITION "WITH ALL FAULTS." SUBJECT TO SECTION 8 HEREOF, BUYER ACKNOWLEDGES THAT IT HAS BEEN AFFORDED THE OPPORTUNITY TO MAKE ANY AND ALL INSPECTIONS OF THE PROPERTY AND SUCH RELATED MATTERS AS BUYER HAS DESIRED AND, ACCORDINGLY, EXCEPT AS MAY BE SPECIFICALLY SET FORTH TO THE CONTRARY HEREIN, BUYER WILL RELY SOLELY ON ITS OWN DUE DILIGENCE AND INVESTIGATIONS IN PURCHASING THE PROPERTY.

          SELLER AND BUYER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE PROVISIONS OF THIS SECTION 10.1, AND BY THEIR INITIALS IMMEDIATELY BELOW AGREE TO BE BOUND BY ITS TERMS.

/s/ P.M.                                                         /s/ W.E.S
----------                                                       ----------
Seller's                                                           Buyer's
Initials                                                          Initials

          10.2 [INTENTIONALLY OMITTED].

          10.3 CROSS TERMINATION. If the Merger Agreement is terminated in accordance with the terms thereof, then unless Buyer and Seller shall otherwise expressly agree in writing, this Agreement shall automatically terminate, and this Agreement and all of the provisions hereof shall be void and of no further force or effect (except that Section 13 shall survive the termination of this Agreement), and neither party shall have any further rights or obligations hereunder, other than pursuant to any provision hereof which expressly survives the termination of this Agreement. If this Agreement is terminated as a result of the termination of the Merger Agreement pursuant to Section 6.1 thereof, then upon such termination, (i) if HRH is entitled to and elects to receive the "Deposit" (as defined in the Merger Agreement) under the Merger Agreement (the "MERGER DEPOSIT") then upon termination of this Agreement the Deposit shall be paid to Seller, and (ii) if Merger Parent is entitled to and elects to receive the Merger Deposit under the Merger Agreement, then upon termination of this Agreement the Deposit shall be delivered to Buyer.

          10.4 INTERIM COVENANTS. During the period from the date hereof until the Closing Date, Seller:

               (a) shall not enter into any agreements with respect to all or any portion of the Property, unless such agreements expire by their terms on or prior to the Closing Date or may be terminated by the owner of the Property without penalty upon not more than thirty (30) days' prior notice;

               (b) shall maintain in full force and effect any insurance policies that Seller currently maintains in effect with respect to the Property (or if Seller maintains any such insurance policies in effect, replacement policies providing for substantially similar coverage if available on commercially reasonable terms); and

               (c) shall operate, maintain, manage and repair the Property in a manner consistent in all material respects with Seller's past practice.

11. RISK OF LOSS.

          11.1 CONDEMNATION. If, prior to the Closing, all or any "Material Portion" (as hereinafter defined) of the Property is taken by condemnation or eminent domain (or is the subject of a pending or contemplated taking which has not been consummated), Seller shall within five (5) Business Days notify Buyer of such fact. In such event, Buyer shall have the option to terminate this Agreement upon written notice to Seller given not later than fifteen (15) days after receipt of such notice from Seller. Upon such termination, Escrow Agent shall return the Deposit to Buyer, the parties shall equally share the cancellation charges of Escrow Agent and Title Company, if any, and neither party shall have any further rights or obligations hereunder, other than pursuant to any provision hereof which expressly survives the termination of this Agreement. Buyer shall have no right to terminate this Agreement as a result of any taking of any portion of the Property that is not a Material Portion. If Buyer does not elect or has no right to terminate this Agreement, Seller shall assign and turn over to Buyer, and Buyer shall be entitled to receive and keep, all awards for the taking by condemnation and Buyer shall be deemed to have accepted the Property subject to the taking without reduction in the Purchase Price. As used herein, the term "MATERIAL PORTION" shall mean any portion having a value in excess of ten percent (10%) of the Purchase Price.

          11.2 CASUALTY. Prior to the Closing and notwithstanding the pendency of this Agreement, the entire risk of loss or damage by earthquake, hurricane, tornado, flood, landslide, fire or other casualty shall be borne and assumed by Seller. If, prior to the Closing, any material damage occurs to any portion of the Property as a result of any earthquake, hurricane, tornado, flood, landslide, fire or other casualty, Seller shall within five (5) Business Days notify Buyer of such fact. Buyer shall have no right to terminate this Agreement as a result of any damage or destruction of any portion of the Property; however, Seller shall assign and turn over, and Buyer shall be entitled to receive and keep, all insurance proceeds payable with respect to such damage or destruction (which shall then be repaired or not at Buyer's option and cost) and the parties shall proceed to the Closing pursuant to the terms hereof without modification of the terms of this Agreement. Buyer shall have the right to participate in any adjustment of the insurance claim.

12. REMEDIES.

          12.1 SELLER'S LIQUIDATED DAMAGES. IN THE EVENT THAT THE ESCROW AND THIS TRANSACTION FAIL TO CLOSE AS A RESULT OF (x) THE DEFAULT OF BUYER IN THE PERFORMANCE OF ITS OBLIGATIONS UNDER THIS AGREEMENT OR (y) THE TERMINATION OF THIS AGREEMENT DESCRIBED IN THE SECOND SENTENCE OF SECTION 10.3 ABOVE AND CLAUSE
(i) OF THE SECOND SENTENCE OF SECTION 10.3 APPLIES, BUYER AND SELLER AGREE THAT
(1) SELLER'S ACTUAL DAMAGES WOULD BE IMPRACTICABLE OR EXTREMELY DIFFICULT TO FIX, (2) EXCEPT AS SET FORTH IN SECTION 6.4.2(a), IN THE CASE OF THE TERMINATION OF THIS AGREEMENT PURSUANT TO SECTION 6.4.2, , SELLER, AS SELLER'S SOLE AND EXCLUSIVE REMEDY, IS ENTITLED TO LIQUIDATED DAMAGES IN THE AMOUNT OF THE DEPOSIT AND (3) (A) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF BUYER AND SELLER HEREUNDER AND THE ESCROW CREATED HEREBY SHALL TERMINATE, (B) ESCROW AGENT SHALL, AND IS HEREBY AUTHORIZED AND INSTRUCTED TO, RETURN PROMPTLY TO BUYER AND SELLER ALL DOCUMENTS AND INSTRUMENTS TO THE PARTIES WHO DEPOSITED THE SAME, (C) EXCEPT AS SET FORTH IN SECTION 6.4.2(a), IN THE CASE OF THE TERMINATION OF THIS AGREEMENT PURSUANT TO SECTION 6.4.2, ESCROW AGENT SHALL DELIVER THE DEPOSIT TO SELLER PURSUANT TO SELLER'S INSTRUCTIONS, AND THE SAME SHALL BE THE FULL, AGREED AND LIQUIDATED DAMAGES, AND (D) ALL TITLE AND ESCROW CANCELLATION CHARGES, IF ANY, SHALL BE CHARGED TO BUYER; PROVIDED, HOWEVER, THAT THE FOREGOING SHALL NOT LIMIT SELLER'S RIGHTS OR REMEDIES WITH RESPECT TO (1) THE

OBLIGATIONS OF BUYER UNDER SECTIONS 4, 13 AND 15.16 HEREOF AND (2) THOSE RIGHTS AND OBLIGATIONS THAT, BY THEIR TERMS, SURVIVE THE TERMINATION OF THIS AGREEMENT.

          12.2 BUYER'S REMEDIES. IN THE EVENT THAT THE ESCROW AND THIS TRANSACTION FAIL TO CLOSE AS A RESULT OF (x) THE DEFAULT OF SELLER IN THE PERFORMANCE OF ITS OBLIGATIONS UNDER THIS AGREEMENT OR (y) THE TERMINATION OF THIS AGREEMENT PURSUANT TO SECTION 10.3 ABOVE AND CLAUSE (ii) OF THE SECOND SENTENCE OF SECTION 10.3 ABOVE APPLIES, (1) BUYER AND SELLER AGREE THAT BUYER'S ACTUAL DAMAGES WOULD BE IMPRACTICABLE OR EXTREMELY DIFFICULT TO FIX, (2) BUYER, AS BUYER'S SOLE AND EXCLUSIVE REMEDY, IS ENTITLED TO LIQUIDATED DAMAGES IN THE AMOUNT OF THE DEPOSIT, AND (3) (A) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF BUYER AND SELLER HEREUNDER AND THE ESCROW CREATED HEREBY SHALL TERMINATE, (B) ESCROW AGENT SHALL, AND IS HEREBY AUTHORIZED AND INSTRUCTED TO, RETURN PROMPTLY TO BUYER AND SELLER ALL DOCUMENTS AND INSTRUMENTS TO THE PARTIES WHO DEPOSITED THE SAME, (C) ESCROW AGENT SHALL DELIVER THE DEPOSIT TO BUYER PURSUANT TO BUYER'S INSTRUCTIONS, AND THE SAME SHALL BE THE FULL, AGREED AND LIQUIDATED DAMAGES, AND (d) ALL TITLE AND ESCROW CANCELLATION CHARGES, IF ANY, SHALL BE CHARGED TO SELLER; PROVIDED, HOWEVER, THAT THE FOREGOING SHALL NOT LIMIT BUYER'S RIGHTS OR REMEDIES WITH RESPECT TO (1) THE OBLIGATIONS OF SELLER UNDER SECTIONS 13 AND 15.16 HEREOF AND (2) THOSE RIGHTS AND OBLIGATIONS THAT, BY THEIR TERMS, SURVIVE THE TERMINATION OF THIS AGREEMENT. NOTWITHSTANDING THE FOREGOING, IN THE EVENT THAT THE OTHER TRANSACTION CLOSINGS HAVE OCCURRED AND THE ESCROW AND THIS TRANSACTION FAIL TO CLOSE AS A RESULT OF THE DEFAULT OF SELLER IN THE PERFORMANCE OF ITS OBLIGATIONS UNDER THIS AGREEMENT, IN LIEU OF BUYER'S REMEDIES SET FORTH ABOVE IN THIS PARAGRAPH, BUYER MAY ELECT TO PURSUE THE REMEDY OF SPECIFIC PERFORMANCE AGAINST SELLER. Notwithstanding anything to the contrary contained herein, Seller shall not be in default with respect to any of its obligations hereunder unless and until (y) it receives written notice from Buyer specifying such default and (z) it fails to cure such default within twenty (20) Business Days after receipt of such notice.

          SELLER AND BUYER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE PROVISIONS OF THIS ARTICLE 12, AND BY THEIR INITIALS IMMEDIATELY BELOW AGREE TO BE BOUND BY ITS TERMS.

/s/ P.M.                                                        /s/ W.E.S.
----------                                                      ----------
Seller's                                                          Buyer's
Initials                                                         Initials

13. BROKERS.

          Buyer and Seller each hereby represent, warrant to and agree with each other that it has not had, and shall not have, any dealings with any third party to whom the payment of any broker's fee, finder's fee, commission or other similar compensation ("COMMISSION") shall or may become due or payable in connection with the transaction contemplated hereby, other than Leeds Equity Partners (the "BROKER"). Seller hereby agrees to pay any Commission due and payable to the Broker in connection with the transaction contemplated hereby pursuant to its separate agreement with the Broker. Seller shall indemnify, defend, protect and hold Buyer harmless from and against any and all claims, causes of action, demands, obligations, losses, damages, liabilities, judgments, costs and expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements) (collectively, "CLAIMS") incurred by Buyer by reason of any breach or inaccuracy of the representation, warranty and agreement of Seller contained in this Section 13. Buyer shall indemnify, defend, protect and hold Seller harmless from and against any and all Claims incurred by Seller by reason of any breach or inaccuracy of the representation, warranty and agreement of Buyer contained in this Section 13. The provisions of this Section 13 shall survive the Closing or earlier termination of this Agreement.

14. INDEMNIFICATION.

          14.1 INDEMNIFICATION BY SELLER. Seller shall indemnify, defend and hold harmless Buyer and each of its predecessors and successors, members, managers, stockholders, employees, officers, directors, agents and representatives (collectively, the "BUYER INDEMNITEES") from and against, and pay or reimburse the Buyer Indemnitees for, any and all damages, liabilities, losses, claims, obligations, Liens, assessments, judgments, fines and penalties (collectively, "LOSSES") that any of them may suffer, incur or sustain, directly or indirectly, arising out of, attributable to, relating to or resulting from:

               (a) any inaccuracy in or breach of any representation and warranty made by the Seller in this Agreement;

               (b) any inaccuracy in or breach of any representation and warranty (without giving effect to any qualifiers or exceptions relating to knowledge, Seller's knowledge or materiality) made by Seller in this Agreement if such inaccuracy or breach, individually or together with all such inaccuracies or breaches, would reasonably be expected to have a material adverse effect on the value of Property, in each case by virtue of the failure of such representation or warranty to be true and correct (i) on and as of the Closing Date with the same effect as thought made on and as of the Closing Date (other than any such representation or warranty that speaks as of a specific date or time other than the Closing Date), or (ii) on and as of the date or time when made, in the case of any representation or warranty that speaks as of a specific date of time other than the Closing Date; and

               (c) any breach or nonperformance of any of the covenants or other agreements made and to be performed by the Seller pursuant to this Agreement.

          14.2 INDEMNIFICATION BY BUYER. Buyer shall indemnify, defend and hold harmless Seller and each of its predecessors and successors, members, managers, stockholders, employees, officers, directors, agents and representatives (collectively, the "SELLER INDEMNITEES") from and against, and pay or reimburse the Seller Indemnitees for, any and all Losses that any of them may suffer, incur or sustain, directly or indirectly, arising out of, attributable to, relating to or resulting from:

               (a) any inaccuracy in or breach of any representation and warranty made by Buyer in this Agreement; and

               (b) any breach or nonperformance of any of the agreements made and to be performed by the Buyer pursuant to this Agreement.

          14.3 MINIMUM LOSSES. No Buyer Indemnitee shall have any right to indemnification under Section 14.1 until aggregate Losses incurred by all Buyer Indemnitees would exceed $250,000 (the "INDEMNITY THRESHOLD"), after which there may only be recovered those Losses in excess of the Indemnity Threshold, subject to the conditions of this ARTICLE 14, including the limitations set forth in
SECTION 14.4.

          14.4 MAXIMUM INDEMNIFICATION. Seller shall not be obligated to provide indemnification pursuant to SECTION 14.2 exceeding, in the aggregate, the Indemnification Escrow Amount . Notwithstanding anything in this Agreement, any indemnification obligation of Seller under SECTION 14.1 shall be satisfied solely from the Indemnification Escrow Fund.

          14.5 [INTENTIONALLY OMITTED].

          14.6 NOTICE; PROCEDURE FOR THIRD-PARTY CLAIMS.

               (a) Any Person entitled to indemnification under ARTICLE 14 (an "INDEMNIFIED PARTY") may seek indemnification for any Loss or potential Loss by giving written notice to the applicable party or parties from whom indemnification is sought (the "INDEMNIFYING PARTY") before, if applicable, the Expiration Date. Written notice to such Indemnifying Party of the existence of a claim shall be given by the Indemnified Party as soon as practicable after the Indemnified Party first receives notice of the potential claim, PROVIDED that any failure to provide such prompt notice of the existence of a claim to the applicable Indemnifying Party shall not affect the Indemnified Party's right to seek indemnification pursuant to this ARTICLE 14 except and only to the extent that such failure results in such Indemnifying Party actually incurring an expense or otherwise being prejudiced as a result of such delay. In the case of a claim involving a Third-Party Claim (as hereinafter defined), (i) the notice of claim shall describe in reasonable detail the facts known to the Indemnified Party giving rise to such indemnification claim and the amount, or good faith estimate of the amount, of Losses arising therefrom, and (ii) the Indemnified Party shall deliver to the Seller (if the Indemnified Party is a Buyer Indemnitee) or to Buyer (if the Indemnified Party is a Seller Indemnitee), as applicable, promptly after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to such Third-Party Claim.

               (b) In the case of any claim asserted by a Person that is not a party to this Agreement against an Indemnified Party (a "THIRD-PARTY CLAIM"), the Indemnified Party shall permit the Indemnifying Party (at the expense of such Indemnifying Party) to assume the defense of such Third-Party Claim and any litigation or proceeding resulting therefrom; provided that (i) counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be reasonably satisfactory to the Indemnified Party and (ii) the Indemnified Party may participate in such defense at such Indemnified Party's expense. Notwithstanding the election of the Indemnifying Party to assume control of such defense, the Indemnified Party shall be entitled to retain or assume the defense of such Third-Party Claims (at such Indemnified Party's expense) if (A) the amount of Losses from such claim (x) if the Indemnified Party is a Buyer Indemnitee, could reasonably be expected to exceed, when aggregated with all other pending claims and unpaid claims for indemnification from such Indemnifying Party (together with, in the case of Seller as the Indemnifying Party, pending claims and unpaid claims for indemnification from each such other Indemnifying Party), the Indemnification Escrow Fund, and (y) if the Indemnified Party is a Seller Indemnitee, otherwise may not, in the good faith judgment of the Indemnified Party, be capable of being satisfied in full by such Indemnifying Party; (B) the claim for indemnification relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation that could reasonably be expected to adversely affect the business of Buyer; or (C) the Indemnified Party has been advised in writing by counsel that a conflict of interest exists between the Indemnifying Party and the Indemnified Party with respect to such claim (including the defense thereof). No Indemnifying Party, in the defense of any Third-Party Claim, shall consent to entry of any judgment or enter into any settlement without the consent of the Indemnified Party, which consent may be withheld in the Indemnified Party's sole discretion (unless the terms of such judgment or settlement include an unconditional full release of the Indemnified Party from all liability with respect to such Third-Party Claim and solely the payment of money and all such moneys shall be paid by the Indemnifying Party, in which case such consent shall not be unreasonably withheld). In the event that the Indemnifying Party does not accept the defense of any matter as above provided, the Indemnified Party shall have the right to defend against any such claim or demand, and shall be entitled to settle or agree to pay in full such claim or demand. In any event, the parties to this Agreement shall cooperate in the defense of any Third-Party Claim subject to this ARTICLE 14 and the records of each shall be made reasonably available to the other with respect to such defense.

          14.7 SURVIVAL OF INDEMNITY. Any matter as to which a claim has been asserted in good faith by an Indemnified Parry, by formal notice satisfying the requirements of SECTION 14.7, and prior to the Expiration Date, that is pending or unresolved as of the Expiration Date, by law or otherwise shall continue to be covered by this ARTICLE 14 notwithstanding such limitation (which the parties hereby waive solely with respect to such circumstances), until such matter is finally terminated or otherwise resolved by the parties under this Agreement, by an arbitration or by a court of competent jurisdiction and any amounts payable hereunder are finally determined and paid.

          14.8 NO CONSEQUENTIAL DAMAGES. Notwithstanding anything to the contrary contained in this Agreement, no person shall be liable to or otherwise responsible for consequential, incidental or punitive damages.

          14.9 NO DOUBLE RECOVERY. Notwithstanding anything herein to the contrary, no Indemnified Party shall be entitled to indemnification under any provision of this Agreement for any amount to the extent such Indemnified Party has been indemnified or reimbursed for such amount under any other provision of this Agreement or any other agreement or action at law or equity or otherwise.

15. MISCELLANEOUS PROVISIONS

          15.1 GOVERNING LAW. This Agreement and the legal relations between the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Nevada, without regard to its principles of conflicts of law. Each of the parties hereto irrevocably consents to the jurisdiction and venue of any state or federal district court within Clark County, Nevada, in connection with any matter based upon or arising out of this Agreement or the transactions under this Agreement, agrees that process may be served upon them in any manner authorized by the laws of the or State of Nevada and waives and covenants not to assert or plead any objection that they might otherwise have to such jurisdiction, venue and process.

          15.2 ENTIRE AGREEMENT. This Agreement, including the exhibits attached hereto, constitutes the entire agreement between Buyer and Seller pertaining to the subject matter hereof and supersedes all prior agreements, understandings, letters of intent, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements, express or implied, made to either party by the other party in connection with the subject matter hereof except as specifically set forth herein or in the documents delivered pursuant hereto or in connection herewith.

          15.3 AMENDMENT; WAIVER. This Agreement may not be amended except by an instrument in writing signed by the party against whom enforcement of any such amendment is sought. Any party hereto may, only by an instrument in writing, waive compliance by any other party hereto with any term or provision of this Agreement on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

          15.4 NOTICES. All notices and other communications hereunder ("NOTICES") shall be in writing and shall be deemed given (i) upon actual receipt by the recipient, if delivered personally, (ii) one Business Day after deposit with an overnight courier, as shown on the records of such overnight courier, if delivered by overnight courier or (iii) on the day of transmission if prior to 5:00 p.m. on a Business Day (or if such day is not a Business Day or if the transmission occurs after 5:00 p.m. on a Business Day, then on the next succeeding Business Day) if by facsimile and the sender receives electronic confirmation of receipt by the recipient, in each case to the parties at the following addresses or facsimile numbers (or at such other address for a party as shall be specified by like notice):

To Buyer:            Morgans Group LLC
                     Morgans Hotel Group Co.
                     475 Tenth Avenue, 11th Floor
                     New York, New York  10018
                     Attention:  W. Edward Scheetz
                     Telephone:  _________________
                     Facsimile:  (212) 277-4260

With A Copy To:      Wachtell, Lipton, Rosen & Katz
                     51 West 52nd Street
                     New York, New York  10019
                     Attention: Stephen G. Gellman, Esq.
                                Adam O. Emmerich, Esq.
                     Telephone:  _________________
                     Facsimile:  (212) 403-2000

To Seller:           Red, White and Blue Pictures, Inc.
                     150 North Robertson Boulevard
                     Los Angeles, California  90048-1738
                     Attention:  Brian Ogaz
                     Telephone:  (310) 358-1710
                     Facsimile:  (310) 652-8787

With A Copy To:      Skadden, Arps, Slate, Meagher & Flom LLP
                     300 South Grand Avenue, Suite 3400
                     Los Angeles, California  90071
                     Attention:  Allan G. Mutchnik
                     Telephone:  (213) 687-5391
                     Facsimile:  (213) 621-5391

And to:              Gordon & Silver, Ltd
                     3960 Howard Hughes Parkway
                     Ninth Floor
                     Las Vegas, Nevada  89109
                     Attention:  Kathryn G. Noall
                     Telephone:  (702) 796-5555
                     Facsimile:  (702) 369-2666

To Escrow Agent:     Chicago Title Agency of Nevada, Inc.
                     3980 Howard Hughes Parkway, Suite 100
                     Las Vegas, Nevada  89109
                     Attention:  Kathryn Wonders, Esq.
                     Telephone:  (702) 836-8195
                     Facsimile:  (702) 836-8027

All Notices given by facsimile shall be followed by the delivery of a hard copy of such Notice, provided that such Notice shall be deemed to have been given when received by facsimile.

          15.5 EXPENSES. Subject to the provision for payment of the Closing Costs in accordance with the terms of Section 7.6 hereof and any other provision of this Agreement, whether or not the transaction contemplated by this Agreement shall be consummated, all fees and expenses incurred by any party hereto in connection with this Agreement shall be borne by such party.

          15.6 ASSIGNMENT. Neither all nor any portion of either party's interest under this Agreement may be sold, assigned, encumbered, conveyed, or otherwise transferred, whether directly or indirectly, voluntarily or involuntarily, or by operation of law or otherwise (including, without limitation, by a transfer of interests in such party) (collectively, a "TRANSFER"), without the prior written consent of the other party hereto, which consent may be granted or denied in its sole and absolute discretion. Any attempted Transfer without such consent shall be null and void. No Transfer, whether with or without consent, shall operate to release the party requesting a Transfer or alter such party's primary liability to perform its obligations under this Agreement. Notwithstanding the foregoing, subject to Buyer's continuing primary liability to perform its obligations under this Agreement, Buyer may, upon prior written notice to Seller but without the necessity of obtaining Seller's consent, assign this Agreement to an Affiliate of Buyer.

          15.7 SEVERABILITY. If any provision of this Agreement or the application of any such provision shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement. In lieu of any such invalid, illegal or unenforceable provision, the parties hereto agree to negotiate in good faith to add to this Agreement a provision as similar in terms to such invalid, illegal or unenforceable provision as may be possible and be valid, legal and enforceable.

          15.8 SUCCESSORS AND ASSIGNS; THIRD PARTIES. Subject to and without waiver of the provisions of Section 15.6 hereof, all of the rights, duties, benefits, liabilities and obligations of the parties shall inure to the benefit of, and be binding upon, their respective successors and assigns. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties hereto and their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

          15.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

          15.10 INTERPRETATION. For all purposes of this Agreement, except as otherwise expressly provided,

               (a) defined terms have the meanings assigned to them in this Agreement and include the plural as well as the singular,

               (b) all accounting terms not otherwise defined herein have the meanings assigned under GAAP, as in effect on the date hereof, unless otherwise stated,

               (c) all references in this Agreement to designated Articles, Sections or Exhibits are to the designated Article, Section or Exhibit to this Agreement, unless otherwise indicated, and all Exhibits to this Agreement are incorporated herein by reference,

               (d) the headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement,

               (e) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms,

               (f) the words "TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT," "TRANSACTIONS UNDER THIS AGREEMENT," "TRANSACTIONS CONTEMPLATED HEREBY" and words of similar import mean the sale of the Property by Seller to Buyer pursuant to this Agreement and shall not be deemed or construed to include any of the transactions contemplated by the Other Transaction Documents;

               (g) the words "HEREIN," "HEREOF," "HEREWITH," "HEREUNDER" and "HERETO" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and

               (h) the words "INCLUDE," "INCLUDING" and other words of similar import mean "INCLUDE, WITHOUT LIMITATION" or "INCLUDING, WITHOUT LIMITATION," regardless of whether any reference to "without limitation" or words of similar import is made.

          15.11 [INTENTIONALLY OMITTED]

          15.12 FURTHER ASSURANCES. In addition to the actions recited herein and contemplated to be performed, executed, and/or delivered by Seller and Buyer, Seller and Buyer agree to perform, execute and/or deliver or cause to be performed, executed and/or delivered at the Closing or after the Closing any and all such further acts, instruments, deeds and assurances as may be reasonably required to consummate the transaction contemplated hereby.

          15.13 NUMBER AND GENDER. Whenever the singular number is used, and when required by the context, the same includes the plural, and the masculine gender includes the feminine and neuter genders.

          15.14 MUTUAL DRAFTING. Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties. In the event any ambiguity or question of intent arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

          15.15 EXHIBITS. All exhibits attached hereto are hereby incorporated by reference as though set out in full herein.

          15.16 ATTORNEYS' FEES. In the event that either party hereto brings an action or proceeding against the other party to enforce or interpret any of the covenants, conditions, agreements or provisions of this Agreement, the prevailing party in such action or proceeding shall be entitled to recover all costs and expenses of such action or proceeding, including, without limitation, attorneys' fees, charges, disbursements and the fees and costs of expert witnesses.

          15.17 BUSINESS DAYS. As used herein, the term "BUSINESS DAY" shall mean a day that is not a Saturday, Sunday, federal holiday or legal holiday in Clark County, Nevada. In the event that the date for the performance of any covenant or obligation under this Agreement shall fall on a Saturday, Sunday or legal holiday, the date for performance thereof shall be extended to the next Business Day.

          15.18 EARLY TERMINATION. In the event that this Agreement is terminated pursuant to the terms hereof, this Agreement and all of the provisions hereof shall be of no further force or effect and neither party shall have any further rights or obligations hereunder, other than pursuant to any provision hereof which expressly survives the termination of this Agreement.

          15.19 CONFIDENTIALITY. Each of Buyer and Seller acknowledges that the information being provided to Buyer and its representatives by the Seller is subject to the terms of a confidentiality agreement, dated April 20, 2006, among HRH, Peter A. Morton, HR Condominium Investors (Vegas), L.L.C., a Delaware limited liability company, PMR and Merger Parent. In the event that the Closing hereunder shall not occur, Buyer shall promptly return to Seller all due diligence materials delivered by Seller to Buyer and shall destroy all copies and abstracts thereof.

          15.20 [Intentionally Omitted]

          15.21 SECTION 1031 EXCHANGE. Seller or Buyer may consummate the sale of the Property as part of a like-kind exchange intended to qualify under
Section 1031 of the Internal Revenue Code of 1986, as amended (an "EXCHANGE"), at such party's sole cost and expense, provided in no event shall the Closing be affected or delayed by reason thereby; provided further neither party shall be obligated to take title to a contract to the purchase of any other property, to expend any funds or to incur any direct or contingent liability in connection with the other party's Exchange.

          15.22 ARBITRATION Any dispute that may arise between the Indemnified Parties and the Indemnifying Parties (collectively, the "PARTIES" and each, a "PARTY") with respect to the performance, interpretation or enforcement of this Agreement (other than a dispute in which specific performance is sought under the terms of Section 12.2) shall be submitted to arbitration conducted in Los Angeles, California pursuant to the rules and procedures of the American Arbitration Association, and, to the maximum extent applicable, the Federal Arbitration Act (Title 9 of the United States Code). The arbitrator shall be a retired judge of the Federal District Court, or some similarly qualified, mutually agreeable individual. The arbitration of such issues shall be final and binding upon the Parties. The arbitrator shall be entitled to impose sanctions and to take such other actions as the arbitrator deems necessary to the same extent as a judge could under the Federal Rules of Civil Procedure and applicable law. Notwithstanding the foregoing, the arbitrator shall not be authorized to award punitive damages with respect to any dispute(s) arising under this Agreement, nor shall any Party seek punitive damages relating to any such dispute(s) in any other forum. The cost of any arbitration hereunder, including the cost, if any, of the record or transcripts thereof, administrative fees, and all other fees involved, including reasonable attorneys' fees incurred by the party determined by the arbitrator to be the prevailing party, shall be paid by the party determined by the arbitrator not to be the prevailing party. The parties to the arbitration shall instruct the arbitrator to render its decision no later than sixty (60) days after the submission of the dispute(s).

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                              BUYER:
                              MORGANS GROUP LLC,
                              a Delaware limited liability company

                              By:   Morgans Hotel Group Co.,
                                    a Delaware corporation,
                                    its Managing Member


                                     By:    /s/ W. Edward Scheetz
                                         --------------------------------
                                         Name:  W. Edward Scheetz
                                         Title:  Chief Executive Officer

                               SELLER:

                               RED, WHITE AND BLUE PICTURES, INC.
                               a California corporation


                                    By:    /s/ Peter A. Morton
                                         --------------------------------
                                         Name: Peter A. Morton
                                         Title:

ESCROW AGENT:

The undersigned Escrow Agent hereby accepts the foregoing Purchase and Sale Agreement and Joint Escrow Instructions and agrees to act as Escrow Agent under this Agreement in strict accordance with its terms.

CHICAGO TITLE AGENCY OF NEVADA, INC.,
a Nevada corporation


By:      /s/ Kathryn S. Wonders
     --------------------------------
     Name:   Kathryn S. Wonders
     Title:  Assistant Vice President and
             Legal Counsel